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                                                                    EXHIBIT 23.7

                         [KPMG ACCOUNTANTS LETTERHEAD]



TO THE BOARD OF DIRECTORS OF PETROFINA S.A.

We consent to the inclusion in the registration statement on Form F-4 of PetroFina S.A. of our report dated March 20, 1998, with respect to the balance sheets of Sigma Coatings B.V. as of December 31, 1997, 1996 and 1995, and the related statements of income for each of the years in the three-year period ended December 31, 1997 and to the reference to our firm under the heading "Experts" in the registration statement.


/s/ KPMG ACCOUNTANTS N.V.

KPMG Accountants N.V.
The Hague, the Netherlands





June 16, 1998